_________________________________________________


           INTERCOMPANY SECURITY AND PLEDGE AGREEMENT

                              among

                       TEREX CRANES, INC.
                        PPM CRANES, INC.

                               and

                        TEREX CORPORATION


                     Dated as of May 9, 1995


        _________________________________________________

           INTERCOMPANY SECURITY AND PLEDGE AGREEMENT


          THIS INTERCOMPANY SECURITY AND PLEDGE AGREEMENT, dated as of May 9, 1995 is entered into among TEREX CRANES, INC., a Delaware corporation (together with its successors and assigns, "Terex Cranes"), PPM CRANES, INC., a Delaware corporation (together with its successors and assigns, "PPM CRANES") (each a "Company" and, collectively, the "Companies"), and TEREX CORPORATION, a Delaware corporation (together with its successors and assigns, including, prior to the payment in full of the Terex Obligations (as defined below), the Collateral Agent (as defined below) for the benefit of the Terex Secured Parties (as defined below), the "Secured Party").

          The parties hereto, intending to be legally bound hereby, covenant and agree as follows:

          1. Definitions. Unless the context hereof clearly requires otherwise:

               (a)  words and terms defined in the Terex Security
Agreement and not defined herein shall have the same meanings herein as therein provided; and

               (b) the following words and terms shall have the following meanings:

          "Account Debtor" shall mean the person who is obligated on a Receivable.

          "Accounts" shall mean "accounts" as such term is defined in Section 9-106 of the UCC.

          "Bankruptcy Code" shall mean Title 11 of the United
     States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "Chattel Paper" shall mean "chattel paper" as such term is defined in Section 9-105(b) of the UCC.

          "Collateral" shall have the meaning assigned to it in
     Section 2 hereof.

          "Collateral Agent" shall mean United States Trust
     Company of New York, a New York corporation, in its capacity as Collateral Agent under the Terex Security Documents.

          "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise agreements that prohibit assignment or disclosure of such items.

          "Congress Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of May 9, 1995, between Congress Financial Corporation and Foothill Capital Corporation, individually and as Revolving Loan Agent, and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time.

          "Copyright Licenses" means, with respect to any Company, all of such Company's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Copyrights (whether such Company is licensee or licensor thereunder).

          "Copyrights" means, with respect to any Company, all of such Company's right, title, and interest in and to all United States and foreign copyrights and all semiconductor chip product mask works, whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitations, license, royalties, income, payments, claims, damages, and proceeds of suit.

          "Distributions" shall mean all dividends, distributions, payments of interest and principal and other amounts (whether consisting of cash, securities, personalty or other property) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any of the Pledged Securities.

          "Documents" shall mean "documents" as such term is defined in Section 9-105(f) of the UCC.

          "Equipment" shall mean "equipment" as such term is defined in Section 9-109(2) of the UCC and shall include, without limitation and in any event, all machinery, manufacturing and assembly equipment, data processing equipment, motor vehicles not constituting Inventory of each Company, computers, office equipment, furniture, appliances, tools, dies and material handling equipment.

          "Exempt Instruments" shall have the meaning provided in the Subsidiary Security Agreement.

          "Event of Default" shall mean, (a) with respect to PPM Cranes, (i) any failure to pay on demand any amount under the PPM Cranes Note, whether with respect to principal, interest or otherwise or (ii) the occurrence of any event described in Sections 6.1(10) or (11) of the Indenture with respect to PPM Cranes and (b) with respect to Terex Cranes,
     (i) any failure to pay on demand any amount under the Terex Cranes Note, whether with respect to principal, interest or otherwise or (ii) the occurrence of any event described in Sections 6.1(10) or (11) of the Indenture with respect to Terex Cranes.

          "Fixtures" shall mean "fixtures" as such term is defined in Section 9-313 of the UCC.

          "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation and in any event, rights to the payment of money, Trademarks, Copyrights, Patents, and contracts, licenses and franchises (except in the case of licenses and franchises in respect of which any Company is the licensee or franchisee if, and for so long as, the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest therein), limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102(1)(a) of the UCC) and uncertificated securities (as defined in Section 8-102(1)(b) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

          "Hedging Agreements" shall mean interest rate, currency or commodity protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate, currency or commodity exchange agreements or other interest rate, currency or commodity hedging arrangements.

          "Indenture" shall mean that certain Indenture, dated as of the date hereof, among Terex, the Guarantors named therein and the Trustee, as the same may be amended, modified, supplemented or restated from time to time.

          "Instruments" shall mean "instruments" as such term is defined in Section 9-105(1)(i) of the UCC.

          "Insurance Policies" shall mean insurance policies procured by or on behalf of any Company relating to the Collateral identified in clauses (i) through (xvi), inclusive, and (xviii) of Section 2 hereof.

          "Intellectual Property Collateral" means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, and the Trade Secrets Collateral.

          "Intercompany Notes" shall mean the collective reference to the Terex Crane Note and the PPM Cranes Note.

          "Inventory" shall mean "inventory" as such term is defined in Section 9-109(4) of the UCC, including without limitation and in any event, all goods (whether such goods are in the possession of any Company or of a lessee, bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any Company's or any of its Subsidiaries' business.

          "Patent Licenses" means, with respect to any Company, all of such Company's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Patents (whether such Company is licensee or licensor thereunder).

          "Patents" means, with respect to such Company, all of such Company's right, title, and interest in and to all United States and foreign patents and applications for letters patent throughout the world, all reissues, divi-sions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, license, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past infringements of any of the foregoing.

          "Permitted Liens" shall mean the Liens permitted pursuant to Section 4.12 of the Indenture.

          "Permitted Working Capital Financers" shall mean those Persons providing financing to any Company permitted pursuant to Section 4.9(b)(i) of the Indenture which is secured by Liens on all or part of the Working Capital Collateral of such Company permitted pursuant to Section 4.12(i) of the Indenture.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pledged Securities" shall mean the collective reference to (i) all shares of capital stock of any corporation, and all ownership and equity interests in any other Person, from time to time owned by any Company or options or rights to acquire any such shares or interests now or hereafter owned by any Company; provided, however, that the capital stock of PPM Far East Pte. Ltd., a Singapore company, ("Far East") shall not constitute Pledged Securities of the owner thereof until and unless Far East shall become a Material Subsidiary, (ii) all promissory notes and other Instruments now or hereafter owned by any Company, all security therefore and all rights of any Company under any and all documents or agreements pursuant to which any such promissory note or other such Instrument is secured, (iii) all Distributions on Pledged Securities (as constituted immediately prior to such Distribution) constituting securities (whether debt or equity securities or otherwise), (iv) all other or additional stock, notes, securities or property (including cash) paid or distributed in respect of Pledged Securities (as constituted immediately prior to such payment or distribution) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement and (v) all other or additional stock, notes, securities or property (including cash) that may be paid in respect of Pledged Securities (as constituted immediately prior to such payment) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorga-nization or other disposition of Pledged Securities.

          "PPM Cranes Note" shall mean that certain Intercompany Demand Note dated as of the date hereof in the principal amount of $21,200,000 made by PPM Cranes in favor of Terex, which note has been pledged by Terex to the Collateral Agent pursuant to the terms of the Terex Security Agreement, as the same may be amended, modified, supplemented or restated from time to time.

          "Proceeds" shall mean "proceeds" as such term is defined in Section 9-306(1) of the UCC.

          "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

          "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Company or any computer bureau or agent from time to time acting for any Company or otherwise and (c) all credit information, reports and memoranda relating thereto.

          "Security Agreement" shall mean this Intercompany
     Security and Pledge Agreement, as the same may be amended, modified, supplemented or restated from time to time.

          "Secured Obligations" shall mean (i) with respect to Terex Cranes, all principal, interest and other amounts outstanding, payable, due or arising from time to time under the Terex Cranes Note, and all obligations of Terex Cranes for the payment of fees, expenses, indemnities and other amounts now existing or herein after arising under this Security Agreement and (ii) with respect to PPM Cranes, all principal, interest and other amounts outstanding, payable, due or arising from time to time under the PPM Cranes Note, and all obligations of PPM Cranes for the payment of fees, expenses, indemnities and other amounts now existing or herein after arising under this Security Agreement.

          "Subject Chattel Paper" shall mean Chattel Paper constituting Terex Collateral or Subsidiary Collateral and that has not been delivered to, or is not being held by any Subsidiary party to the Subsidiary Security Agreement subject to the Lien of, a Permitted Working Capital Financer as security.

          "Subject Instruments" shall mean Instruments constituting Terex Collateral or Subsidiary Collateral and representing Receivables that have not been delivered to a Permitted Working Capital Financer as security.

          "Subordination Agreement" shall have the meaning provided in Section 2(b) of this Security Agreement.

          "Subsidiary" of any Person shall mean (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or
     (ii) a partnership in which such Person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

          "Subsidiary Collateral" shall mean "Collateral" as defined in the Subsidiary Security Agreement.

          "Subsidiary Security Agreement" shall mean that certain Subsidiary Security and Pledge Agreement dated as of the date hereof between certain Subsidiaries of Terex (including each of the Companies) and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time.

          "Terex" shall mean Terex Corporation, a Delaware corporation, and its successors and assigns.

          "Terex Collateral" shall mean "Collateral" as defined in the Terex Security Agreement.

          "Terex Cranes Note" shall mean that certain
     Intercompany Demand Note dated as of the date hereof in the principal amount of $13,360,000 made by Terex Cranes in favor of Terex, which note has been pledged by Terex to the Collateral Agent pursuant to the terms of the Terex Security Agreement, as the same may be amended, modified, supplemented or restated from time to time.

          "Terex Obligations" shall mean "Secured Obligations" as defined in the Terex Security Agreement.

          "Terex Secured Parties" shall mean "Secured Parties" as defined in the Terex Security Agreement.

          "Terex Security Agreement" shall mean that certain Security and Pledge Agreement dated as of the date hereof between Terex and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time.

          "Terex Security Documents" shall mean shall mean the collective reference to the Terex Security Agreement and the "Transaction Security Documents" as defined in the Terex
     Security Agreement.

          "Trademark Licenses" means, with respect to any Company, all of such Company's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Trademarks (whether such Company is licensee or licensor thereunder).

          "Trademarks" means, with respect to any Company, all of such Company's right, title, and interest in and to all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, designs and general intangibles of a like na-ture, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing; all of the goodwill of the business connected with the use of and symbolized by the foregoing; the right to sue for past infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and proceeds of suit.

          "Trade Secrets Collateral" means, with respect to any Company, all of such Company's right, title, and interest in and to trade secrets and all other confidential or propri-etary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Company (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, all licenses of Trade Secrets, the right to sue for past in-fringement or dilution of any Trade Secret, and all proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and proceeds of suit.

          "Trustee" shall mean United States Trust Company of New
     York, as trustee under the Indenture, and any successor trustee thereunder.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Working Capital Collateral" shall mean, with respect to each Company, those assets, properties and rights of such Company identified on Schedule I hereto.

               (c)  All terms defined in the UCC and not
otherwise defined herein shall have the meanings assigned to them in the UCC.

          2.   Creation of Security Interest, etc.

               (a)  As security for the prompt and complete
payment and performance in full of all of its Secured Obligations, each Company hereby assigns, pledges, transfers and delivers to the Secured Party and grants to the Secured Party a security interest in and continuing lien on all of such Company's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):

                      (i)  all Inventory;

                     (ii)  all Accounts;

                    (iii)  all Pledged Securities;

                     (iv)  all Equipment;

                      (v)  all Distributions;

                     (vi)  the Collateral Account;

                    (vii)  all Collateral Records;

                   (viii)  all Documents;

                     (ix)  all Fixtures;

                      (x)  all Chattel Paper;

                     (xi)  all General Intangibles;

                    (xii)  all Hedging Agreements;

                   (xiii)  all Instruments;

                    (xiv)  all Receivables;

                     (xv)  all Receivables Records;

                    (xvi)  all Intellectual Property
     Collateral;

                   (xvii)  all Insurance Policies; and

                  (xviii) all accessions and additions to, all substitutions and replacements for, and all Proceeds or products of, any or all of the foregoing;

provided, however, that Secured Party shall not have any security interest in, or Lien on, any Equipment or Fixtures acquired by any Company with the proceeds of Purchase Money Obligations permitted under the terms of the Indenture, which Equipment or Fixtures are subject to Purchase Money Liens permitted under the terms of the Indenture, if, and for so long as, the agreements governing the terms of such Purchase Money Obligations and Purchase Money Liens prohibit the grant by such Company of such security interests and Liens on the assets so acquired. If the agreements governing the terms of any permitted Purchase Money Obligations and Purchase Money Liens prohibit the grant by such Company of security interests and Liens on the assets so acquired, the Collateral Agent shall (at the request and sole expense of any Company) execute and deliver to the Person holding such Purchase Money Liens on Equipment or Fixtures, partial releases on Form UCC-3 (or comparable form), which partial releases shall provide that the Collateral Agent shall have no security interests or Liens on the Equipment or Fixtures subject to such Purchase Money Liens but only for so long as (i) such Purchase Money Obligations are outstanding and (ii) such agreements prohibit the grant by such Company of such security interests and Liens.

               (b) Notwithstanding anything contained herein to the contrary, the Secured Party hereby acknowledges that the Lien of the Secured Party in Working Capital Collateral, shall be junior and subordinate in priority to any Liens in Working Capital Collateral of any Company granted by such Company to Permitted Working Capital Financers. The Secured Party (including the Collateral Agent as assignee of Terex) is authorized to enter into the Congress Intercreditor Agreement and any other intercreditor or subordination agreement necessary or appropriate to effectuate and be consistent with the foregoing (each such agreement being a "Subordination Agreement").

          3. Representations and Warranties. Each Company represents and warrants to the Secured Party that each of its representations and warranties contained in the Subsidiary
Security Agreement is true and correct.

          4. Covenants. The parties agree that the following provisions shall be applicable to each Company and the Collateral, and each Company jointly and severally covenants and agrees that at all times during the term of this Security
Agreement and until the Secured Obligations have been full and finally paid.

          4.1 Further Assurances. At any time and from time to time, upon the reasonable request of the Secured Party, and at the sole expense of the affected Company, each Company shall promptly do all such further things and duly execute and deliver any and all such further conveyances, assignments, agreements, instruments, endorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as the Secured Party may reasonably deem necessary in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted or in order to assure and confirm unto the Secured Party the Secured Party's rights, powers and remedies hereunder, including, without limitation, the filing of any financing statements, in form reasonably acceptable to the Secured Party under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens granted hereby. Each Company also hereby authorizes the Secured Party to file any such financing statement without the signature of such Company to the extent permitted by applicable law. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. Each Company will pay or reimburse the Secured Party for all filing fees and related reasonable out-of-pocket expenses and will make or reimburse the Secured Party for making all searches reasonably deemed necessary by the Secured Party to establish and determine the priority of the security interests of the Secured Party created hereunder or to determine the presence or priority of other secured parties.

          4.2 Change of Chief Executive Office. No Company will move its chief executive office from that disclosed in Schedule III to the Subsidiary Security Agreement (or move or establish any registered office in Kentucky) except to such new location as such Company may establish in accordance with the last sentence of this Section. The originals of all Receivables Records will continue to be kept at such chief executive office, at the offices designated under such Company's name on Schedule III to the Subsidiary Security Agreement as offices at which Receivables Records are located, or at such new locations as such Company may establish in accordance with the last sentence of this Section. All Receivables and Receivables Records of each Company will continue to be maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the chief executive office of such Company or a location identified as a location at which Receivables or Receivables Records are maintained, controlled and directed under such Company's name on Schedule III to the Subsidiary Security Agreement, or such new locations as such Company may establish in accordance with the last sentence of this Section. No Company shall establish a new location for its chief executive office or such activities (or move any such activities from any such locations) or move or establish any registered office in Kentucky until (i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably re-quest and (ii) with respect to such new location, it shall have taken all action as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

          4.3 Change of Location of Inventory and Equipment. Each Company agrees that (i) all Inventory and Equipment now held or subsequently acquired by it shall only be kept at (or shall be in transit to) the locations shown under such Company's name on
Schedule III to the Subsidiary Security Agreement (or, in the case of Inventory held by a bailee, those locations under such Company's name shown on Schedule IV to the Subsidiary Security Agreement), or such new locations as such Company may establish in accordance with the last sentence of this Section. No Company may establish a new location for Inventory and Equipment unless
(i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention to do so, clearly de-scribing such new location and providing such other information in connection therewith as the Secured Party may reasonably request and (ii) with respect to such new location, it shall have taken all action as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect. Notwithstanding anything to the contrary contained in this Section 4, any Company may keep Inventory and Equipment at locations other than those set forth under such Company's name on Schedules III and IV to the Subsidiary Security Agreement to the extent permitted under the Subsidiary Security Agreement.

          4.4 Change of Name; Identity or Corporate Structure. No Company shall change its name (or conduct any significant portion of its business under any tradenames (other than those identified with an asterisk under such Company's name on Schedule V to the Subsidiary Security Agreement)), identity or corporate structure unless (i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention to do so, clearly describing such new name, identity or corporate structure or such new tradename and providing such other information in connection therewith as the Secured Party may reasonably request and (ii) with respect to such new name, identity or corporate structure or such new tradename, it shall have taken all action as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

          4.5 Subsequently Acquired Pledged Securities, etc. If at any time or from time to time after the date hereof, any Company shall acquire any additional Pledged Securities (by purchase, stock dividend, in lieu of interest or otherwise) (other than Exempt Instruments (as defined in the Subsidiary Security Agreement)), such Company will forthwith pledge and deposit such Pledged Securities with the Secured Party and deliver to the Secured Party certificates or instruments therefor, indorsed in blank by such Company or accompanied by undated stock powers duly executed in blank by such Company or such other documentation reasonably required by the Secured Party to perfect its Lien therein.

          4.6 Delivery of Instruments. If any Instrument (other than Instruments representing Receivables that have been delivered to a Permitted Working Capital Financier as security) in excess of $250,000 individually or (together with Subject Instruments) $2,000,000 in the aggregate shall at any time comprise any portion of the Collateral, the Terex Collateral and the Subsidiary Collateral, combined, any Company with an interest therein shall within thirty days notify the Secured Party thereof, and promptly deliver such Instrument or Instruments to the Secured Party appropriately indorsed or assigned or to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party.

          4.7 Delivery of Chattel Paper. If Chattel Paper (other than Chattel Paper representing Receivables that has been delivered to, or is being held by any Company subject to the Lien of, a Permitted Working Capital Financier as security) representing Receivables in excess of $250,000 individually or (together with Subject Chattel Paper) $2,000,000 in the aggregate shall at any time comprise any portion of the Collateral, the Terex Collateral and the Subsidiary Collateral, combined, any Company with an interest therein shall within thirty days notify the Secured Party thereof, and promptly deliver such Chattel Paper to the Secured Party.

          4.8 Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Company relating to the Collateral, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Company agrees to render to the Secured Party, at such Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. The Secured Party shall, if no Event of Default shall then exist, provide reasonable notice to the affected Company of any access and inspections permitted under this Section and shall use all reasonable efforts to ensure that the business of such Company will not be unreasonably disrupted thereby.

          4.9 Warehouse Receipts Non-negotiable. Each Company agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt or other Document is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof or other Document shall not be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

          4.10 No Impairment. Except as expressly permitted herein or in the Indenture, no Company will take or knowingly permit to be taken any action which could impair the Secured
Party's rights in the Collateral.

          4.11 Negative Pledge. No Company shall create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than the Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever other than holders of Permitted Liens on the Collateral entitled to priority therein under applicable law.

          4.12 Intellectual Property.

               (a) Each Company shall promptly (but in no event more than ninety days after any such Company obtains knowledge thereof) report to the Secured Party (i) the filing of any application to register any Intellectual Property Collateral (whether such application is filed by such Company or through any agent, employee, licensee or designee thereof) with the United States Patent and Trademark Office, the United States Copyright Office, or any State or foreign counterpart thereof and (ii) the registration of any Intellectual Property Collateral by any such office. Upon the request of the Secured Party, each Company shall promptly execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may reasonably request to evidence the Secured Party's security interest in such Intellectual Property Collateral.

               (b)  Each Company shall, promptly upon the
reasonable request of the Secured Party, execute and deliver to the Secured Party any document required to acknowledge, confirm, register, record or perfect the Secured Party's interest in any part of the Intellectual Property Collateral.

          4.13 Performance by Secured Party of Company's Obligations; Reimbursement. If any Company fails to perform or comply with any of its agreements contained herein, the Secured Party may, without consent by such Company and upon such notice to such Company as the Secured Party reasonably deems appropriate under the circumstances, perform or comply or cause performance or compliance therewith and the expenses of the Secured Party incurred in connection with such performance or compliance shall be payable by such Company to the Secured Party on demand and such reimbursement obligation shall be secured hereby.

          5. Appointment of Sub-Agents. The Secured Party shall have the right, with the consent of any affected Company (which consent shall not be unreasonably withheld) if an Event of Default shall not then have occurred and be continuing, to appoint one or more subagents or nominees for the purpose of retaining physical possession of the Collateral, which may be held (if applicable and in the discretion of the Secured Party) in the name of the Secured Party, indorsed or assigned in blank or in favor of the Secured Party or any nominee or nominees of the Secured Party or a sub-agent appointed by the Secured Party. All references to the Secured Party herein shall be deemed to include such sub-agents or nominees acting in their capacity as such.

          6. Voting, etc. Unless and until (i) an Event of Default (as defined in the Indenture) shall have occurred and be continuing under Sections 6.1(1) or (2) of the Indenture or (ii) an Event of Default (as defined in the Indenture) shall have occurred and be continuing under any other provision of the Indenture and the obligations of Terex under the Indenture and the Securities shall have been accelerated pursuant to Section
6.2 of the Indenture (either, a "Voting Divestiture Event"), each Company shall be entitled to vote any and all of the Pledged Securities and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Security Agreement, the Purchase Agreement or the Indenture or any other instrument or agreement relating to the Secured Obligations, or which would have the effect of impairing the position or interests of the Secured Party or any other Secured Party hereunder or thereunder or which would authorize or effect actions prohibited under the terms of this Security Agreement, the Purchase Agreement, the Indenture or any instrument or agreement relating to the Secured Obligations. All such rights of each Company to vote and to give consents, waivers and ratifications shall cease in the event that a Voting Divestiture Event has occurred and is continuing. Each Company hereby grants to the Secured Party an irrevocable proxy to vote the Pledged Securities, which proxy shall be effective immediately upon the occurrence and during the continuance of a Voting Divestiture Event. After the occurrence and during the continuance of a Voting Divestiture Event and upon request of the Secured Party, each Company agrees to deliver to the Secured Party such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Securities as the Secured Party may reasonably request.

          7. Payments and Other Distributions. Unless an Event of Default (as defined in the Indenture) shall have occurred and be continuing, all cash Distributions payable in respect of the Pledged Securities (other than Exempt Instruments) shall be paid to the aggregate Company, provided that all cash Distributions payable in respect of the Pledged Securities which are determined by the Secured Party, in its reasonable discretion, to represent in whole or in part a payment of principal thereon or an extraordinary, liquidating or other distribution in return of capital (or which, in the absence of any such determination by the Secured Party, shall constitute such a distribution), shall be paid to the Secured Party, deposited by it in the Collateral Account and retained by it as part of the Collateral. The Se-cured Party shall at all times be entitled to receive directly, and to retain as part of the Collateral:

               (a) all other or additional stock or securities or property (other than cash) paid or distributed by way of Distribution in respect of the Pledged Securities (other than Exempt Instruments);

               (b)  all other or additional stock or other
securities or property (including cash) paid or distributed in respect of the Pledged Securities (other than Exempt Instruments) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

               (c)  all other or additional stock or other
securities or property which may be paid in respect of the Pledged Securities (other than Exempt Instruments) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of such Pledged Securities.

All monies and other property which are payable to the Secured Party or which the Secured Party is entitled to receive pursuant to this Section 7 and which are received by any Company shall be held by such Company in trust for the Secured Party, segregated from other monies and other property of such Company and shall forthwith upon receipt by such Company be turned over to the Secured Party in the same form received by such Company (appropriately indorsed or assigned by such Company to the order of the Secured Party or in such other manner as shall be reason-ably satisfactory to the Secured Party).

          8.   Power of Attorney.

          8.1  Secured Party's Appointment as Attorney-in-Fact.

               (a) Each Company hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Company and in name of such Company or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, such Company hereby gives the Secured Party the power and right, on behalf of such Company, without assent by such Company and upon such notice to such Company as the Secured Party deems appropriate under the circumstances, to do the following:

                    (i)  at any time after the occurrence and
     during the continuance of an Event of Default, in the name of such Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral; in the name of such Company or otherwise to direct any party liable for any payment under any of the Collateral (other than, until amounts then payable to Permitted Working Capital Financers have been paid in full, Account Debtors with respect to Receivables in which any such Permitted Working Capital Financer has a Lien permitted under the Indenture) to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;


                    (ii) after the occurrence and during the continuance of an Event of Default, to prepare, sign and file any Uniform Commercial Code financing statements in the name of such Company as debtor;

                    (iii)  after the occurrence and during the
     continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Security Agreement, including, without limitation, actions to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iv) after the occurrence and during the continuance of any Event of Default (a) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (c) to defend any suit, action or proceeding brought against such Company with respect to any Collateral; (d) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem necessary or commercially reasonable under the circumstances; and (e) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and com-pletely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and such Company's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Secured Party thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Company might do; and

                    (v)  after the occurrence and during the
     continuance of an Event of Default, at any time and from time to time, to execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          Each Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          Each Company hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Secured Party shall be acting in its own interest, and each Company acknowledges and agrees that the Secured Party shall have no fiduciary duties to any Company and each Company hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

               (b) No Duty on the Part of Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Company for any act or failure to act hereunder unless the same shall result from the gross negligence or willful misconduct of such Person.

          9.   Remedies.

          9.1 Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties. No enumeration of rights in this Section or elsewhere in this Security Agreement or in any related document or other agreement shall be deemed to in any way limit the rights of the Secured Party as described in this Section.

          9.2 Proceeds. If an Event of Default shall occur and be continuing, (i) all Proceeds and Distributions received by any Company consisting of cash, checks and other near-cash items shall be held by such Company in trust for the Secured Party, segregated from other funds of such Company in a separate deposit account containing only Proceeds and Distributions, and shall forthwith upon receipt by such Company, be turned over to the Secured Party in the same form received by such Company (appropriately indorsed or assigned by such Company to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party) and (ii) any and all such Proceeds and Distributions received by the Secured Party with respect to any Company (whether from a Company or otherwise), or any part thereof, may, in the sole discretion of the Secured Party, be held by the Secured Party as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Secured Party against the Secured Obligations (whether matured or unmatured) of such Company, in the order that the Secured Party may elect.

          9.3  Direct Companies to Dispose of Collateral.  If an
Event of Default shall occur and be continuing:

               (a) the Secured Party may direct one or more of the Companies to sell, assign or otherwise liquidate or dispose of all or from time to time any portion of the Collateral, and each Company so directed shall do so. The Secured Party may direct any Company to direct that all Proceeds of such Collateral be paid directly to the Secured Party or may permit the Proceeds of such Collateral to be paid to such Company and all such Proceeds consisting of cash, checks, or near-cash items shall be held by such Company in trust for the Secured Party, segregated from other funds of such Company in a separate deposit account containing only Proceeds and shall forthwith upon receipt by such Company, be turned over to the Secured Party, in the same form received by such Company (appropriately indorsed or assigned by such Company to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party); and

               (b) any and all such Proceeds received by the Secured Party with respect to any Company (whether from a Company or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Secured Party against the Secured Obligations (whether matured or unmatured) of such Company in the order provided for herein.

          9.4  Possession of Collateral.

               (a) If an Event of Default shall occur and be continuing, and subject to mandatory provisions of applicable law, (i) the Secured Party may, personally or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any one or more Companies or any other Person who then has possession of any part thereof with or without notice or judicial process, and for that purpose may enter upon any Company's premises where any of the Collateral is located and remove the same and may use in connection with such removal any and all services, supplies, aids and other facilities of each Company and (ii) upon 15 days' notice to any Company, such Company shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Party at any place or places designated by the Secured Party, whether at such Company's or the Secured Party's premises or elsewhere. Each Company shall, at its sole expense, store and keep any Collateral so assembled at such place or places pending further action by the Secured Party and while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition. Each Company's obligation so to assemble and deliver the Collateral is of the essence of this Security Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by any Company of said obligation.

               (b) When Collateral is in the Secured Party's possession, (i) each Company shall pay (or reimburse the Secured Party on demand for) all out-of-pocket expenses (including the cost of any insurance and payment of taxes or other charges) reasonably incurred in the custody, preservation, use or operation of the Collateral, and the obligation to reimburse all such expenses shall be secured hereby and (ii) the risk of accidental loss or damage to the Collateral shall be on the Companies to the extent of any deficiency in any effective insurance coverage.

          9.5 Disposition of the Collateral. If an Event of Default shall occur and be continuing, the Secured Party may sell, assign, lease, give an option or options to purchase or otherwise dispose of the Collateral (or contract to do any of the foregoing) under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, at public or private sale or sales, conducted by any officer, nominee or agent of, or auctioneer or attorney for the Secured Party at any location of any third party conducting or otherwise involved in such sale or any office of the Secured Party or elsewhere and in general in such manner, at such time or times and upon such terms and conditions and at such price as it may consider commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party may in its discretion restrict prospective bidders as to their number, nature of their business and investment intention. Any of the Collateral may be sold, leased, assigned or options or contracts entered to do so, or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair which the Secured Party shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding shall be made upon not less than 10 days' written notice to the affected Company (which such Company agrees to be commercially reasonable) specifying the time after which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale shall be made upon not less than 10 days' written notice to the affected Company (which such Company agrees to be commercially reasonable) specifying the time and place of such sale and, in the absence of applicable requirements of law to the contrary, shall be by public auction (which may, at the Secured Party's option, be subject to reserve), after publication of notice of such auction for not less than ten days prior thereto in two newspapers in general circulation in New York City. To the extent permitted by applicable law, the Secured Party may bid for and become purchasers of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the affected Company (except to the extent of surplus money received) as provided below. In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any obligations of the affected Company to it and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment. Notwithstanding the foregoing, if the Collateral or any portion thereof is perishable or threatens to decline speedily in value or is of a type customarily sold in a recognized market, no notice of disposition shall be required.

          9.6 Voting of Pledged Securities etc. If an Event of Default (as defined in the Indenture) under Section 6.1(1) or (2) shall have occurred and be continuing or if any other Event of Default (as defined in the Indenture) shall occur and be continuing and the obligations of Terex under the Indenture and the Securities shall have been accelerated pursuant to Section
6.2 of the Indenture with respect to such other Event of Default,
(a) the Secured Party shall be entitled to exercise all voting, corporate and other rights pertaining to all or any portion of the Pledged Securities at any meeting of the shareholders of the issuer thereof or otherwise pursuant to the irrevocable proxy granted to it by each Company herein and (b) the Secured Party may register all or any portion of the Pledged Securities in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the issuer thereof or otherwise and
(ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the issuer thereof, or upon the exercise by the affected Company or the Secured Party of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of such Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          9.7  Registration Rights; Private Sales.

               (a)  If the Secured Party shall determine to
exercise its rights to sell any or all of the Pledged Securities pursuant to this Section 10, and if in the opinion of the Secured Party it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each Company will use its best efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of the issuer thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Secured Party, necessary to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Company agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

               (b) Each Company recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer thereof would agree to do so.

               (c) Each Company further agrees to use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 10.8 valid and binding and in compliance with any and all other applicable requirements of law. Each Company further agrees that a breach of any of the covenants contained in this Section 10.8 will cause irreparable injury to the Secured Party, that the Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10.8 shall be specifically enforceable against each Company, and each Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          9.8 Recourse. Each Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy its Secured
Obligations.

          9.9 Expenses; Attorneys' Fees. Each Company shall reimburse the Secured Party for all its reasonable out-of-pocket expenses in connection with the exercise of its rights hereunder, including without limitation all reasonable attorneys' fees and legal expenses incurred by the Secured Party in connection therewith. Such out-of-pocket expenses including, without limitation, all reasonable attorneys, fees and legal expenses shall constitute Second Obligations secured by this Security Agreement.

          9.10 Preventing Impairment of the Collateral. Regardless of whether there shall have occurred any Event of Default, the Secured Party may institute and maintain or cause in the name of one or more Companies or of the Secured Party, or both, to be instituted or maintained, such suits and proceedings as the Secured Party may be advised by counsel shall be necessary to prevent any impairment of the Collateral in contravention of the terms hereof of the Securities, of the Purchase Agreement or of the Indenture.

          9.11 Limitation on Duties Regarding Preservation of
Collateral.

               (a) The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account, it being understood that neither the Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversations, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

               (b) The Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

               (c) Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Company or otherwise and the rights of the Secured Party and the other Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party of any right or remedy against any Company or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee therefore or right of offset with respect thereto.

          9.12 Waiver of Claims. Except as otherwise provided in this Security Agreement, EACH COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR THE SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ANY COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Company hereby further waives, to the extent permitted by law:

               (a) all damages occasioned by such taking of possession except any damages which are the sole and direct result of the Secured Party's gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction;

               (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's rights hereunder;

               (c) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration presentment, protest, advertisement or notice of any kind to or upon any Company or any other Person; and

               (d)  all rights of redemption, appraisement,
valuation, diligence, stay, extension or moratorium now or hereafter in force under any applicable law in order to hinder, prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof and each Company, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

               To the extent permitted by applicable law, any sale of, or the exercise of any options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the affected Company therein and thereto, and shall be a perpetual bar both at law and in equity against such Company and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, through and under such Company.

          9.13 Discontinuance of Proceedings. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case each Company, the Secured Party shall be returned to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.

          9.14 Intellectual Property License. Solely for the purpose of enabling the Secured Party to exercise rights and remedies under this Section 10 and at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Company hereby grants to the Secured Party, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compen-sation to any Company), but subject to appropriate rights to quality control and inspection in favor of such Company, to use, license or sublicense any Trademark, Trademark License, Patent, Patent License, Copyright, Copyright License or Trade Secret Collateral, and any license with respect to any of the foregoing, now owned or hereafter acquired by such Company, and wherever the same may be located.

          10. Additional Collateral; etc. Without notice or consent of any Company and without impairment of the security interest and rights created by this Security Agreement, the Secured Party may accept from any person or persons additional collateral or other security for the Secured Obligations. The creation of the security interest created hereunder shall not prevent the Secured Party from resorting to such additional collateral or security without affecting the Secured Party's rights hereunder. The Secured Party's acceptance of any such additional collateral or security shall not prevent the Secured Party from resorting to the Collateral without affecting the Secured Party's rights in and to such additional collateral or security.

          11.  Compensation and Indemnification.

          11.1 Compensation. Each Company jointly and severally agrees to pay to the Secured Party from time to time reasonable compensation for its services. The Secured Party's compensation shall not be limited by any law on compensation of a collateral agent pursuant to a security agreement.

          11.2 Indemnity, etc.

               (a) Each Company jointly and severally agrees to indemnify, reimburse and hold the Secured Party and each other Person for whose benefit the Secured Party may be holding collateral, and their respective officers, directors, employees, representatives, attorneys and agents (hereinafter in this Section 12 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of the Security Documents or the documents executed in connection therewith or in any other way connected with the administration of the transactions contemplated thereby or the enforcement of any of the terms of or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim; provided that no Indemnitee shall be indemnified pursuant to this section for expenses to the extent solely caused by the gross negligence or wilful misconduct of such Indemnitee as determined in a final, non-appealable judgment of a court of competent jurisdiction. Each Company agrees that upon written notice by any Indemnitee of any assertion that could give rise to an expense, such Company shall, if so requested by such Indemnitee, assume full responsibility for the defense thereof.

               (b)  Without limiting the application of
subsection (a) above, each Company jointly and severally agrees to pay, or reimburse the Secured Party for any and all reasonable out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Secured Party's Liens on, and security interest in, the Collateral and the acceptance or administration or performance by the Secured Party of its duties under the Security Documents, including, without limitation, all fees and taxes in connection with the search of the records of, and the recording or filing of instruments and documents in, public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable out-of-pocket fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

               (c)  Without limiting the application of
subsection (a) or (b), above, each Company jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing solely out of any misrepresentation by any Company and reliance thereon in this Security Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Security Agreement.

               (d) If and to the extent that the obligations of any Company under this Section 12 are unenforceable for any reason, each Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          11.3 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Companies contained in this Security Agreement shall continue in full force and effect notwithstanding the full payment and performance of the Secured Obligations and notwithstanding the discharge thereof.

          12. Governing Law; Submission to Jurisdiction. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH COMPANY AT ITS SAID AD-DRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING SHALL AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY COMPANY IN ANY OTHER JURISDICTION.

          13. Limitation of Liability. No claim may be made by any Company or any other Person against the Secured Party or any other Person for whose benefit the Secured Party may be holding Collateral or the affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Security Documents, or any act, omission or event occurring in connection therewith except that the same may be determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from such Person's actions taken in bad faith; and each Company hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Each Company hereby agrees to indemnify the Secured Party, each such Person and their affiliates, directors, officers, employees, attorneys and agents for all of their costs and expenses (including the attributed costs of internal counsel) incurred in connection with defending any claim made by any Company or any other Person against any of them for any special, indirect, consequential or punitive damages if in a final, non-appealable judgment a court of competent jurisdiction does not award such special, indirect, consequential or punitive damages or, if such damages are awarded, the court does not determine that such person took actions in bad faith. In performing its duties under this Security Agreement, the Secured Party shall be entitled to all of the powers, privileges and protections afforded to the Trustee under the Indenture, including, without limitation, the provisions contained in Article 7 thereof.

          14. Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), in the case of each party hereto, at its address specified opposite its signature below, or to such other address as may be designated by any party in a written notice to the other party hereto, provided that notices and communications to the Secured Party shall not be effective until received by the Secured Party. All such notices, requests and demands shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; and when receipt is confirmed, if sent by facsimile.

          15. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of each Company, the other Persons for whose benefit the Secured Party may be holding Collateral, all future Holders of the Secured Obligations and their respective successors and assigns, except that no Company may assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party and each other such Person.

          16. Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in a writing executed by Secured Party (and prior to the payment in full of the Terex Obligations, in accordance with Article 9 of the Indenture).

          17. No Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing between any Company and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative, may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by agreement or now or hereafter existing under applicable law. No notice to or demand on any Company in any case shall entitle any Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

          18.  Termination; Release.  When the Secured
obligations have been finally paid and performed in full in accordance with the terms of the Intercompany Notes and the Terex Security Agreement, this Security Agreement shall terminate, and the Secured Party, at the request and sole expense of the Companies, will execute and deliver to the Companies the proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Companies, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.

          19. Counterparts. This Security Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          20.  Headings Descriptive.  The headings in this
Security Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Security
Agreement.

          21. Marshalling. The Secured Party shall not be under any obligation to marshall any assets in favor of any Company or any other Person or against or in payment of any or all of the Secured Obligations.

          22. Severability. If any term, provision, covenant or restriction of this Security Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          23. Survival. All indemnities set forth herein shall survive the execution and delivery of this Security Agreement and the making and repayment of the Secured Obligations.

          24.  Powers Coupled with an Interest.  All
authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          25. Authority of Secured Party. (a) Each Company acknowledges that the rights and responsibilities of the Secured Party under this Security Agreement with respect to any action taken by the Secured Party or the exercise or non-exercise by the Secured Party of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall prior to the full and final payment of the Terex Obligations, as between the Secured Party and the other Persons for whose benefit the Secured Party may be holding Collateral, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Secured Party and the Companies, the Secured Party shall be conclusively presumed to be acting as agent for such other Persons with full and valid authority so to act or refrain from acting, to the extent it has the right to do so and no Company shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               (b)  Each Company acknowledges that each
Intercompany Note has been pledged by Terex to the Collateral Agent to secure the Terex Obligations pursuant to the Terex Security Agreements and that, in connection therewith, Terex has assigned its rights hereunder to the Collateral Agent as additional security therefor. Each Company further acknowledges that prior to the full and final payment of the Terex Secured obligations, the Collateral Agent shall be and remain, for all purposes, the Secured Party hereunder, and shall (subject to the terms of the Terex Security Agreement) have the sole right to give consents, agree to amendments, waivers and modifications, make demands and take other actions permitted of Terex or the Secured Party hereunder and under the Intercompany Notes.

          26. Waiver. To the extent permitted by applicable law, each Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Security Agreement and any requirement that the Secured Party protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against any Company or any other person or entity.

          27. Obligations Absolute. The liability and obligations of each Company hereunder shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured obligations or Terex Obligations, (b) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Indenture, the Securities, the Purchase Agreement, any Terex Security Document, or any document, instrument or agreement relating to the Secured Obligations, the Terex Obligations or any other instrument or agreement referred to therein (collectively, the "Subject Documents") or any assignment or transfer of any thereof; (c) any lack of validity or enforceability of any of the Subject Docu-ments or any assignment or transfer of any thereof; (d) any furnishing of any additional security to the Secured Party or the Terex Secured Parties or their assignees or any acceptance thereof or any release of any security by the Secured Party or the Terex Secured Parties, or their assignees; (e) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;
(f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Company or Terex or any other Person, or any action taken with respect to this Security Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not any Company shall have notice or knowledge of any of the foregoing; (g) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guarantee or security, for all or any of the Secured Obligations or Terex Obligations; or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Company.

          IN WITNESS WHEREOF, each Company and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                   TEREX CRANES, INC.


                                   By:__________________________
                                      Name:
                                      Title:


                                   TEREX CORPORATION


                                   By:__________________________
                                      Name:
                                      Title:

                                   PPM CRANES, INC.


                                   By:__________________________
                                      Name:
                                      Title:

                                   Address for Notices for each
                                   Company and Terex:

                                   c/o:  Terex Corporation
                                   500 Post Road East
                                   Westport, Connecticut  06880
                                   Telex:
                                   Facsimile:

     ACKNOWLEDGED:                 UNITED STATES TRUST COMPANY
                                   OF NEW YORK, as assignee of
                                   Secured Party


                                   By:__________________________
                                      Name:  John Juiliano
                                      Title: Vice President

                                   Address for Notices:

                                   114 West 47th Street
                                   New York, New York  10036
                                   Att:  Corporate Trust Division
                                         and Agency
                                   Telex:
                                   Facsimile:

                            Schedules
                            _________

Schedule I         Working Capital Collateral